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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" in the Registration Statement (Form S-3) and related Prospectus of International CableTel Incorporated for the registration of 3,365,000 shares of the Company's Common Stock and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements and schedule of International CableTel Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

New York, New York

January 14, 1997